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                                                                    EXHIBIT 10.1




                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                MADELEINE L.L.C.
                                    AS LENDER

                                       AND

                                KERR GROUP, INC.
                                   AS BORROWER




                           DATED AS OF APRIL 18, 1997


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                                TABLE OF CONTENTS

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
SECTION 1.         DEFINITIONS................................................................................   1

SECTION 2.         THE CREDIT FACILITY........................................................................  16
         2.1            Revolving Loans.......................................................................  16
         2.2            Prepayment of Revolving Loans.........................................................  17
         2.3            Reduction of Commitment...............................................................  18
         2.4            Availability Reserves.................................................................  18

SECTION 3.         INTEREST AND FEES..........................................................................  18
         3.1            Interest..............................................................................  18
         3.2            Closing Fee...........................................................................  19
         3.3            Administrative Fee....................................................................  19
         3.4            Unused Line Fee.......................................................................  19
         3.5            Fees Earned and Non-Refundable........................................................  19
         3.6            Payments..............................................................................  19
         3.7            Charges to the Loan Account...........................................................  20

SECTION 4.         CONDITIONS PRECEDENT.......................................................................  20
         4.1            Conditions Precedent to the Initial Revolving Loan....................................  20
         4.2            Conditions Precedent to all Revolving Loans...........................................  23

SECTION 5.         GRANT OF SECURITY INTEREST.................................................................  24

SECTION 6.         COLLECTION AND ADMINISTRATION..............................................................  25
         6.1            Borrower's Loan Account...............................................................  25
         6.2            Collection of Accounts................................................................  25
         6.3            Payments..............................................................................  26
         6.4            Use of Proceeds.......................................................................  27
         6.5            Lender not Liable.....................................................................  27

SECTION 7.         COLLATERAL REPORTING AND COVENANTS.........................................................  27
         7.1            Collateral Reporting..................................................................  27
         7.2            Accounts Covenants....................................................................  28
         7.3            Power of Attorney.....................................................................  29
         7.4            Right to Cure.........................................................................  30
         7.5            Access to Premises....................................................................  30


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
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
SECTION 8.         REPRESENTATIONS AND WARRANTIES.............................................................  31
         8.1            Corporate Existence, Power and Authority; Capitalization; Subsidiaries................  31
         8.2            Financial Statements; No Material Adverse Change......................................  31
         8.3            Chief Executive Office; Collateral Locations..........................................  32
         8.4            Priority of Liens; Title to Properties................................................  32
         8.5            Tax Returns...........................................................................  32
         8.6            Litigation............................................................................  33
         8.7            Compliance with Other Agreements and Applicable Laws..................................  33
         8.8            Environmental Compliance..............................................................  33
         8.9            Employee Benefits.....................................................................  34
         8.10           Bank Accounts.........................................................................  35
         8.11           Dissolution of Santa Fe Plastics Corporation..........................................  35
         8.12           Accuracy and Completeness of Information..............................................  36
         8.13           Survival of Warranties; Cumulative....................................................  36
         8.14           Governmental Approvals................................................................  36
         8.15           Permits, Etc..........................................................................  36
         8.16           Financing Statements..................................................................  36
         8.17           Representations and Warranties Regarding Accounts.....................................  37
         8.18           Credit and Collection Policy..........................................................  37

SECTION 9.         AFFIRMATIVE AND NEGATIVE COVENANTS.........................................................  37
         9.1            Maintenance of Existence..............................................................  38
         9.2            New Chief Executive Office or Collateral Locations....................................  38
         9.3            No Changes............................................................................  38
         9.4            Further Assurances....................................................................  38
         9.5            Blocked Accounts......................................................................  38
         9.6            Compliance with Laws, Regulations, Etc................................................  39
         9.7            Payment of Taxes and Claims...........................................................  40
         9.8            Insurance.............................................................................  40
         9.9            Financial Statements and Other Information............................................  40
         9.10           Sale of Assets, Consolidation, Merger, Dissolution, Etc...............................  42
         9.11           Encumbrances..........................................................................  43
         9.12           Indebtedness..........................................................................  45
         9.13           Loans, Investments, Guarantees, Etc...................................................  46
         9.14           Dividends and Redemptions.............................................................  47
         9.15           Transactions with Affiliates..........................................................  47
         9.16           Additional Bank Accounts..............................................................  47
         9.17           Compliance with ERISA.................................................................  47
         9.18           Minimum EBITDA........................................................................  49
         9.19           Costs and Expenses....................................................................  49


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
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
SECTION 10.        EVENTS OF DEFAULT AND REMEDIES.............................................................  49
         10.1           Events of Default.....................................................................  49
         10.2           Remedies..............................................................................  52

SECTION 11.        ISSUANCE OF EQUITY INTERESTS TO LENDER.....................................................  53
         11.1           Authorization and Issuance of Capital Stock...........................................  54
         11.2            Securities Act Matters...............................................................  54
         11.3           Certain Taxes.........................................................................  54
         11.4           Cancellation and Issuance.............................................................  55

SECTION 12.        JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW...............................  55
         12.1           Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.................  55
         12.2           Waiver of Notices.....................................................................  57
         12.3           Amendments and Waivers................................................................  57
         12.4           Waiver of Counterclaims...............................................................  57
         12.5           Indemnification.......................................................................  57

SECTION 13.        TERM OF AGREEMENT; MISCELLANEOUS...........................................................  58
         13.1           Term..................................................................................  58
         13.2           Notices...............................................................................  59
         13.3           Partial Invalidity....................................................................  59
         13.4           Successors............................................................................  59
         13.5           Confidentiality.......................................................................  61
         13.6           Entire Agreement......................................................................  61
         13.7           Records...............................................................................  62
         13.8           Acknowledgments.......................................................................  62


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                                    INDEX TO
                             EXHIBITS AND SCHEDULES


Exhibit A         Information Certificate



Exhibit B         Form of Registered Note

Exhibit C         Form of Notice of Borrowing

Exhibit D         Form of Warrant

Exhibit E         Form of Registration Agreement

Exhibit F         Form of Borrowing Base Report

Exhibit G         Form of Blocked Account Agreement

Schedule 1        Projections

Schedule 8.1      Capitalization / Equity Rights

Schedule 8.4      Existing Liens

Schedule 8.6      Litigation

Schedule 8.7      Existing Defaults

Schedule 8.8      Environmental Matters

Schedule 8.9      Pension Matters

Schedule 8.10     Bank Accounts

Schedule 9.10     Licenses of Intellectual Property

Schedule 9.12     Existing Indebtedness

Schedule 9.13     Existing Loans, Advances and Guarantees

                           LOAN AND SECURITY AGREEMENT


                  This Loan and Security Agreement dated as of April 18, 1997 is entered into by and between Madeleine L.L.C., a New York limited liability company ("Lender"), and Kerr Group, Inc., a Delaware corporation ("Borrower").


                              W I T N E S S E T H:

                  WHEREAS, Borrower has requested that Lender agree to make revolving credit loans from time to time to Borrower in the aggregate principal amount not to exceed $8,500,000 at any time outstanding, the proceeds of which are to be used for working capital purposes; and

                  WHEREAS, Lender is willing to make such revolving credit loans, subject to the creation of a perfected, first priority security interest in favor of Lender in respect of, among other things, all receivables and related property of Borrower and the other terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.          DEFINITIONS

                  All terms used herein which are defined in Article 1 or
Article 9 of the Uniform Commercial Code (as defined herein) shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 12.3 or is cured in a manner satisfactory to Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:


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                  "Accounts" shall mean all present and future rights of
Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

                  "Administrative Fee" shall mean a non-refundable fee of $5,000 per calendar month, which shall be earned and payable monthly in arrears to Lender in accordance with Section 3.3.

                  "Affiliate" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of voting securities of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of voting securities or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director or officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. In no event shall Lender or any Affiliate of Lender be considered an Affiliate of Borrower or any of its Subsidiaries.

                  "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks that, as determined by Lender in good faith, adversely affect or could reasonably be expected to adversely affect either (i) the Accounts, (ii) the business or financial condition of Borrower or any Obligor or (iii) the security interest or other rights of Lender in the Collateral (including the enforceability, perfection and priority of Lender's security interest therein), or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or could reasonably be expected, with notice or passage of time or both, to constitute an Event of Default. Without limiting the generality of the foregoing, Lender may establish a credit reserve, a volume rebate reserve, and reserves in respect of returns, discounts, claims, credits and allowances. The amount of any Availability Reserves established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve, as determined in good faith by Lender.

                  "Bank of Boston Note" shall mean the Amended and Restated Commercial Promissory Note, dated January 5, 1996, issued by Borrower, payable to The First National Bank of Boston and in the original principal amount of $10,000,000.


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         "Bankruptcy Code" shall mean Title 11 of the United States Code, as from time to time amended.

         "Blocked Account Agreement" shall have the meaning set forth in Section 6.2.

         "Blocked Accounts" shall have the meaning set forth in Section 6.2.

         "Borrower" shall mean Kerr Group, Inc., a Delaware corporation, and its successors and assigns.

         "Borrowing Base" shall mean, as of any date of determination thereof, the lowest of the following:

                  (i) seventy (70%) percent of the Net Amount of Eligible Accounts, MINUS any Availability Reserves,

                  (ii) fifty (50%) percent of the Net Amount of Accounts generated during the two (2) calendar month period prior to such date of determination, and

                  (iii) fifty (50%) percent of the actual cash collected by Borrower in respect of Accounts during the two (2) calendar month period prior to such date of determination.

         "Borrowing Base Report" shall mean any report of Borrower as to the Borrowing Base, in substantially the form attached hereto as Exhibit F.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania.

         "Capital Stock" shall mean any and all shares, interest, participations or other equivalents (however designated) of corporate stock or partnership interests and any options or warrants with respect to any of the foregoing.

         "Capitalized Lease Obligations" means obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity of one (1) year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one (1) year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and


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
undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one (1) year or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one (1) year or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.

         "Change of Control" shall mean (a) a transaction or series of transactions whereby any Person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder acquires beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing twenty (20%) percent of the combined voting power of all securities of Borrower entitled to vote in the election of directors (a "Controlling Person") or (b) at any time, a majority of Borrower's directors are individuals who were not in office on the date hereof, or initially nominated by directors who were in office on the date hereof, or by successor directors elected or appointed upon the initial nomination of such directors or successor directors, provided, that, (A) a Person or group shall not be a Controlling Person if such Person or group holds voting power in good faith and not for the purpose of circumventing the effect of the occurrence of a Change of Control as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the Securities Exchange Act of 1934, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in the previous sentence, (B) Lender and any of its assignees shall not be a Controlling Person by reason merely of the exercise of any rights granted to it under the Financing Agreements, and (C) neither The Gabelli Funds, Inc. nor Wynnefield Partners Small Cap Value, L.P. shall be a Controlling Person.

         "Closing Date" shall mean the date on which the conditions set forth in
Section 4.1 are satisfied or waived and the initial Revolving Loan is funded.

         "Closing Fee" shall mean the fee set forth in Section 3.2.

         "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.


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         "Collateral" shall have the meaning set forth in Section 5.

         "Commitment" means the commitment of Lender to make Revolving Loans to Borrower in the aggregate principal amount not to exceed the Revolving Loan Limit at any time.

         "Commitment Letter" shall mean the letter dated April 8, 1997, from Lender to Borrower and accepted by Borrower.

         "Common Stock" shall have the meaning set forth in the Warrant.

         "Credit and Collection Policy" shall mean those credit and collection policies of Borrower relating to the Accounts as in effect immediately prior to the Closing Date.

         "Default" shall mean any condition, occurrence or event which, after notice, lapse of time or both, would constitute an Event of Default.

         "Disposition" shall mean any transaction, or series of related transactions, pursuant to which Borrower or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any Property (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor to be received by Borrower or any of its Subsidiaries consists of cash, securities or the swap or exchange of assets owned by the acquiring Person.

         "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Net Income of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP (exclusive of any gains from extraordinary items), plus (b) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Net Income), all in accordance with GAAP, plus, (c) Interest Expense for such period (to the extent deducted in the computation of Net Income), plus (d) charges for federal, state, local and foreign income taxes, plus (e) all extraordinary losses and unusual losses related to costs associated with the transaction contemplated by this Agreement and negotiations with lenders and potential lenders in connection with the Refinancing, minus (f) all non-cash revenues and non-cash income items (to the extent counted in the computation of Net Income), minus (g) all income (and plus all charges, up to the amount of such income) attributable to any Subsidiary of Borrower, if and to the extent such income was not distributed to Borrower in cash.

         "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

         (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are arm's length transactions and are completed in accordance with the terms and provisions contained in any documents related thereto;


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         (b) such Accounts are not unpaid more than the lesser of (i) sixty (60)
days after the original due date for them or (ii) ninety (90) days after the date of the original invoice for Accounts arising other than from sales to retail drug stores or drug wholesalers, and one hundred six (106) days after the date of the original invoice for Accounts arising from sales to retail drug stores or drug wholesalers;

         (c) such Accounts are payable in U.S. dollars and otherwise comply with the terms and conditions contained in Sections 7.2(c) and 8.17 of this Agreement;

         (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

         (e) the chief executive office or other principal office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

         (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

         (g) the account debtor with respect to such Accounts (i) does not hold any Indebtedness of Borrower, (ii) is not a supplier or a creditor of Borrower, and (iii) has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

         (h) such Accounts do not arise from the sale of molds, dies, jigs and other tooling;

         (i) there are no facts, events or occurrences which would impair the validity, enforceability or collectibility of such Accounts (including, without limitation, an unresolved dispute) or reduce the amount payable or delay payment thereunder (provided, that, as to facts, events or occurrences which reduce the amount payable under such Account, the amount payable thereunder as so reduced may be deemed Eligible Accounts);

         (j) such Accounts are subject to the first priority, valid and perfected security interest of Lender, subject to no other Lien (and are not evidenced by a promissory note, instrument or chattel paper unless Lender has a first priority, valid and perfected security interest therein), and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any Liens except those permitted in this Agreement;

         (k) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or other Affiliate of Borrower;

         (l) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, (i) the amount of all such Accounts shall not constitute, in the aggregate, more than three (3%) percent of the Eligible Accounts of Borrower, and (ii) at any time promptly upon Lender's request, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, Borrower shall comply in all respects with the Federal Assignment of Claims Act of 1940, as amended, or any state or local equivalent, as the case may be, in a manner reasonably satisfactory to Lender with respect to such Account, and take such other actions as Lender may reasonably require to perfect and protect the interests of Lender therein;

         (m) such Accounts are not owed by an account debtor that is insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction;

         (n) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

         (o) such Accounts of a single account debtor or its Affiliates do not constitute more than fifteen (15%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

         (p) such Accounts are not owed by an account debtor who has Accounts which (i) are unpaid more than the lesser of sixty (60) days after the original due date for them or ninety (90) days after the date of the original invoice for Accounts arising other than from sales to retail drug stores or drug wholesalers and one hundred six (106) days after the date of the original invoice for Accounts arising from sales to retail drug stores or drug wholesalers, and (ii) constitute more than fifty (50%) percent of the total outstanding dollar amount of Accounts of such account debtor;


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
         (q) such Accounts are not owed by an account debtor in respect of which a credit loss (i) has been recognized by Borrower or (ii) has been reserved against by Borrower unless Lender determines (in its reasonable discretion) that all other Accounts of such account debtor constitute "Eligible Accounts" (it being understood that the general bad debt reserve established by Borrower with respect to Accounts shall not be deemed to be a reserve for purposes of this clause (q)) ;

         (r) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower from time to time in the ordinary course of business, to the extent such credit limits are satisfactory to Lender (but the portion of the Accounts not in excess of such credit limit which is satisfactory to Lender may be deemed Eligible Accounts); and

         (s) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender in good faith.

         General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         "Employee Plan" shall mean an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of Borrower or of any of its ERISA Affiliates.

         "Environmental Laws" shall mean any and all present and future foreign, Federal, State and local laws (including common law), rules, regulations, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions, orders, decrees or agreements between Borrower and any Governmental Authority, in each case as now or hereafter in effect, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, soil, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life, wetlands or any other natural resource), or to human health, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, emission, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes, without limitation,
(i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal

Insecticide, Fungicide and Rodenticide Act, the Federal Safe Drinking Water Act of 1974, and, insofar as it addresses exposure to Hazardous Materials, the Occupational Safety and Health Act of 1970 (ii) applicable state counterparts to such laws, (iii) any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment and (iv) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         "Exit Fee" shall have the meaning set forth in Section 13.1.

         "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1.

         "Financing Agreements" shall mean, collectively, this Agreement, the Registered Note, the Warrant, the Registration Agreement, the Blocked Account Agreements and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.18 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and includes, without limitation, the SEC, the NYSE and other similar securities or commodities exchanges.

         "Hazardous Materials" shall include any element, compound or chemical that is or becomes defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste or solid waste under any Environmental Law, including, but not limited to, hydrocarbons (including petroleum), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides, sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and any substance exhibiting a hazardous waste characteristic including, but not limited to, corrosivity, ignitability, toxicity or reactivity, and asbestos containing materials.

         "Indebtedness" shall mean, with respect to any Person, (a) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade credit for goods and services acquired in the ordinary course of business on customary trade terms not overdue), (b) all Capitalized Lease Obligations of such Person,
(c) all obligations and liabilities of such Person under direct or indirect guarantees in respect of, and contingent or other obligations of such Person to purchase or otherwise acquire or to otherwise assure a creditor against loss in respect of, indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services or Capitalized Lease Obligations of any other Person, (d) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by such Person, (e) all obligations of such Person in respect of letters of credit and bankers' acceptances, (f) liabilities incurred under Title IV of ERISA (other than under Section 4007 of ERISA) with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates, (g) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates to any Multiemployer Plan and (h) the net liabilities of such Person under all interest rate swap, interest rate collar, interest rate cap, interest rate floor, forward rate agreements, commodity swaps or other agreements or arrangements designed to protect against fluctuations in interest rates or currency, commodity or equity values, each calculated on a basis reasonably satisfactory to Lender and in accordance with accepted practice.

         "Information Certificate" shall mean the perfection questionnaire of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         "Interest Expense" shall mean, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with GAAP: (a) total interest expense, whether paid or accrued (including the interest component of capital lease obligations for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, but excluding (i) amortization of discount and amortization of deferred financing fees and closing costs paid in cash to lenders and potential lenders in connection with the Refinancing and the transactions contemplated hereby, (ii) interest paid in property other than cash and (iii) any other interest expense not payable in cash, minus (b) any net payments received during such period as interest income received in respect of its investments in cash and Cash Equivalents.

         "Interest Rate" shall mean a rate equal to the Reference Rate in effect from time to time plus 3% per annum; provided, that, the Interest Rate shall mean a rate equal to the Reference Rate in effect from time to time plus 5% per annum, without notice, for the period (i) from and after the Maturity Date until Lender has received full and final payment of all Obligations (notwithstanding an entry of judgment against Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing.

         "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         "L.A. Lease Litigation" shall mean the pending action by the State Teachers Retirement System against Borrower filed on February 11, 1997 in the Superior Court of California, County of Los Angeles, case no. BC165718, in connection with the lease by Borrower of the premises at 1840 Century Park East, Los Angeles, California, and any related or successor litigation brought by the landlord under such lease.

         "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan Account" shall have the meaning set forth in Section 6.1.

         "Material Adverse Effect" shall mean a material adverse effect on any of (a) the operations, business, assets, properties or condition of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower or any Obligor to perform any of the obligations of such Person under this Agreement or any of the other Financing Agreements, (c) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements, (d) the rights and remedies of Lender under this Agreement or any of the other Financing Agreements, or (e) the creation, perfection or priority of the lien on any of the Collateral securing the payment of any of the Obligations.

         "Maturity Date" shall mean the one year anniversary of the Closing
Date.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Net Amount of Accounts" shall mean the gross amount of Accounts less
(a) sales, excise or similar taxes included in the amount thereof and (b) returns, rebates, offsets, holdbacks, discounts, claims, credits, adjustments and allowances of any nature at any time issued, owing, granted, outstanding, then available or claimed with respect thereto.

         "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, rebates, offsets, holdbacks, discounts, claims, credits, adjustments and allowances of any nature at any time issued, owing, granted, outstanding, then available or claimed with respect thereto.

         "Net Income" shall mean, with respect to any Person, the consolidated net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP, excluding, however, to the extent included therein, any gain (but not loss), together with any related Provision for Taxes on such gain (but not loss), realized in connection with (a) any sale, lease, conveyance or other disposition of any assets (including, without limitation, dispositions pursuant to sale and leaseback transactions), other than in the ordinary course of business and (b) the sale of any shares of Capital Stock or equivalents, excluding any extraordinary gain (but not loss), together with any related Provision for Taxes on such extraordinary gain (but not loss).

         "Notice of Borrowing" shall have the meaning set forth in Section 2.1.

         "NYSE" shall mean the New York Stock Exchange.

         "Obligations" shall mean the Revolving Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or any other Financing Agreement, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

         "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         "Operating Account" shall mean the account number 011-935-113-5 of Borrower maintained at Fulton Bank, Lancaster, Pennsylvania.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, and its successors and assigns.

         "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government, Governmental Authority or any agency or instrumentality or political subdivision thereof.

         "Projections" shall mean the Estimated Statement of Earnings, Estimated Cash Flows, Estimated Balance Sheet and Borrowing Base, together with other related statements, a copy of which is attached as Schedule 1 hereto.

         "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Provision for Taxes" shall mean, with respect to a fiscal year of any Person and its Subsidiaries, an amount equal to all taxes imposed on or measured by net income, whether federal, state or local, and whether foreign or domestic, that are paid or payable by such Person and its Subsidiaries in respect of such fiscal year on a consolidated basis in accordance with GAAP.

         "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

         "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files, computer programs, computer printouts, and other computer material and records, and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         "Reference Rate" shall mean the rate from time to time publicly announced by Citibank, N.A., or its successors, at its office in New York City, as its base rate or prime rate, whether or not such announced rate is the lowest rate available at such bank.

         "Refinancing" shall mean the transaction or series of transactions entered into by Borrower and one or more lenders for the purpose of repaying the Senior Notes.

         "Register" shall have the meaning set forth in Section 13.4.

         "Registered Loan" shall have the meaning set forth in Section 2.1.

         "Registered Note" shall mean the promissory note of Borrower, substantially in the form of Exhibit B hereto, made payable to the order of Lender, evidencing the Indebtedness resulting from the making by Lender to Borrower of the Revolving Loans from time to time, in the principal amount equal to the Revolving Loan Limit as in effect on the Closing Date and delivered to Lender pursuant to Section 2.1 and registered as provided in Section 13.4, as such promissory note may be amended, supplemented, restated, modified or extended from time to time pursuant to this Agreement or any other Financing Agreement, and any promissory note or notes issued in exchange or replacement therefor pursuant to this Agreement or any other Financing Agreement.

         "Registration Agreement" means the Registration Agreement, in the form attached hereto as Exhibit E, by and between Borrower and Lender, with respect to the registration of shares of Common Stock held by Lender, as amended or otherwise modified from time to time.

         "Reportable Event" shall mean an event described in Section 4043 of ERISA (other than (i) an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section and (ii) the dissolution of Santa Fe Plastics Corporation).

         "Revolving Loans" shall mean the loans made by Lender to or for the benefit of Borrower pursuant to Section 2.1.

         "Revolving Loan Limit" shall mean $8,500,000, as reduced from time to time pursuant to Sections 2.2 and 2.3.

         "SEC" shall mean the Securities and Exchange Commission or any other similar or successor agency of the United States of America administering the Securities Exchange Act.

         "Securities Act" shall mean the Securities Act of 1933, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         "Senior Notes" shall mean, collectively, the following: (a) the $41,000,000 9.45% Series A Senior Notes due September 15, 2003, dated as of September 15, 1993, issued by Borrower; (b) the $9,000,000 8.99% Series B Senior Notes due September 15, 1999, dated as of September 15, 1993, issued by Borrower; and (c) the Bank of Boston Note.

         "Solvent" shall mean, with respect to any Person and as at the date on which a determination of solvency is to be made, that (i) the present fair saleable value of the assets of such Person is, on such date, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date, (ii) as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature (other than, with respect to Borrower, Borrower's liabilities under the Bank of Boston Note), and (iii) as of such date, such Person does not have unreasonably small capital with which to carry on its business. In computing the amount on contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, trust, association or other entity (irrespective of whether or not at the time Capital Stock or other ownership interests of any other class or classes of such corporation, partnership or entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise provided, "Subsidiary" shall be deemed to mean any such corporation, partnership or other entity with respect to Borrower.

         "Termination Event" shall mean (a) a Reportable Event with respect to any Employee Plan, (b) the withdrawal of Borrower or any of its ERISA Affiliates from an Employee Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the cessation of operations of any facility of Borrower or any of its ERISA Affiliates if, pursuant to Section 4062(e) of ERISA, such cessation causes Borrower or such ERISA Affiliate to be treated as a "substantial employer", (d) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (e) the institution of proceedings by the PBGC to terminate an Employee Plan, (f) any event that causes Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 4971 or 4975 of the Code, or (g) any other event or condition (other than the dissolution of Santa Fe Plastics Corporation) which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code, as in effect on the Closing Date in the State of New York, unless the context requires otherwise.

         "Warrant" shall mean a Warrant issued by Borrower to Lender for 2% of the issued and outstanding shares of Common Stock of Borrower on a fully diluted basis on the date of such issuance, which may be exercised for $.50 for each share of Common Stock of Borrower, together with all other warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

SECTION 2.          THE CREDIT FACILITY

         2.1      Revolving Loans.

                  (a) Subject to the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in the aggregate principal amount outstanding not to exceed at any time the lower of
(i) the Revolving Loan Limit, and (ii) the Borrowing Base. Any principal amount of a Revolving Loan which is repaid by Borrower may be reborrowed prior to the Maturity Date, subject to the other terms and conditions hereof.

                  (b) Borrower shall give Lender prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit C hereto (a "Notice of Borrowing")), not later than 11:00 a.m. (New York City time) two Business Days prior to the proposed borrowing date for each Revolving Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. Such Notice of Borrowing shall be irrevocable and shall specify
(i) the principal amount of the proposed Revolving Loan, which shall be at least $500,000, (ii) the Borrowing Base and each of the components thereof, and (iii) the proposed borrowing date, which must be a Business Day. Borrower shall be bound to make a borrowing in accordance therewith and Lender shall be required to make the Revolving Loan requested in such Notice of Borrowing in accordance with the terms of this Agreement. Borrower may not borrow more than one Revolving Loan in any one week period. Lender may act without liability upon the basis of written, telecopied or telephonic notice believed by Lender in good faith to be from Borrower (or from any authorized officer thereof designated in a writing purportedly from Borrower to Lender) or, at the discretion of Lender, without notice from Borrower if a Revolving Loan is necessary to satisfy any Obligations, and Borrower hereby waives the right to dispute Lender's actions and record of the terms of any such borrowing, telephonic notice and Notice of Borrowing. Lender will make the proceeds of the Revolving Loan requested in such Notice of Borrowing available to Borrower on the day of the proposed borrowing of such Revolving Loan by causing an amount, in immediately available funds, to be deposited in the Operating Account. All Revolving Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

                  (c) Borrower agrees to record the Revolving Loans on the Register referred to in Section 13.4. Revolving Loans recorded on the Register ("Registered Loans") may not be evidenced by a promissory note other than a Registered Note and, upon the registration of any Revolving Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to Borrower. Borrower agrees to execute and deliver to Lender the Registered Note in registered form to evidence such Registered Loan and registered as provided in Section 13.4 hereof, dated the Closing Date, payable to Lender and otherwise duly completed. A Revolving Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                  (d) Borrower hereby promises (i) to pay to Lender the outstanding principal amount of all Revolving Loans in full on the Maturity Date, and (ii) to pay to Lender interest on all outstanding Revolving Loans at the times and at the rates set forth in Section 3.

                  (e) Lender may, in its discretion, from time to time, upon not less than ten (10) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any reasonable period as determined in good faith by Lender (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased, or (B) the general creditworthiness of account debtors has declined. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts or in establishing Availability Reserves. The amount of any reduction in any lending formula by Lender pursuant to this Section 2.1(e) shall have a proportional relationship to the matter described herein which is the basis for such reduction in the good faith determination of Lender.

         2.2      Prepayment of Revolving Loans.

                  (a) Borrower shall prepay in whole or in part outstanding Revolving Loans:

                      (i) without limiting any other provision of this Agreement or any other Financing Agreement prohibiting the Disposition of any Property of Borrower or any of its Subsidiaries without Lender's consent, on the first Business Day after the consummation of any Disposition of Property (other than Dispositions of Property expressly permitted by Section 9.10(b) hereof), such prepayment and reduction to be in an amount equal to 100% of the net proceeds received by Borrower or any of its Subsidiaries or any Affiliate thereof from any sale or other disposition of any Property of Borrower or any of its Subsidiaries, the proceeds of any claim made under any insurance policy covering any Property of Borrower or any of its Subsidiaries and the proceeds of any condemnation or similar proceeding with respect to any real property of Borrower or any of its Subsidiaries;

                      (ii) upon the receipt, from time to time, directly or indirectly, by Borrower or any of its Subsidiaries or any Affiliate thereof, of any cash proceeds from any public or private sale or other issuance of any equity securities or options or warrants thereon, such prepayment and reduction to be in an amount not less than 100% of the net cash proceeds thereof; and

                      (iii) not more than 30 days after Lender notifies Borrower that it has determined, in its sole and absolute discretion, that a Change of Control has occurred, such prepayment and reduction be in an amount equal to the aggregate principal amount of all outstanding Revolving Loans, all accrued and unpaid interest thereon, and all other Obligations then due and payable.

Each such prepayment shall be accompanied by accrued and unpaid interest on the amount prepaid, and shall automatically and immediately reduce the Revolving Loan Limit by an amount equal to such required prepayment.

         (b) Borrower shall immediately prepay the outstanding Revolving Loans if at any time the aggregate principal amount of the outstanding Revolving Loans exceeds the Borrowing Base, such prepayment to be in an amount equal to such excess. On each day that any Revolving Loan is outstanding, Borrower shall hereby be deemed to have represented and warranted to Lender that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all such Revolving Loans outstanding on such day. Each such prepayment shall be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid. If the aggregate principal amount of the outstanding Revolving Loans exceeds the Borrowing Base or the Revolving Loan Limit, as the case may be, and Lender does not require any such prepayment, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions, and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         2.3 Reduction of Commitment. Borrower may, without premium or penalty, reduce the Revolving Loan Limit to an amount (which may be zero) not less than the sum of (i) the aggregate unpaid principal amount of all Revolving Loans then outstanding and (ii) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by Borrower under Section 2.1 hereof. Each such reduction (i) shall be in an amount which is an integral multiple of $100,000, (ii) shall be made by providing not less than one Business Day's prior written notice to Lender, (iii) shall reduce the Revolving Loan Limit by an amount equal to the amount of such reduction, and
(iv) shall be irrevocable. Once reduced the Revolving Loan Limit may not be reinstated.

         2.4 Availability Reserves. All Revolving Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Revolving Loan Limit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.




SECTION 3.          INTEREST AND FEES

         3.1      Interest.

                  (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Revolving Loans and all other non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand and at the rate specified in the definition of "Interest Rate".

                  (b) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month (commencing May 1, 1997) and on the date all Obligations, other than contingent indemnification obligations not then due and payable, are paid in full and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed (including the first day but excluding the last day).

         3.2 Closing Fee. To induce Lender to enter into this Agreement and to make the Revolving Loans hereunder, Borrower has agreed to pay Lender a Closing Fee equal to $300,000, of which (i) $100,000 has been paid on the date the Commitment Letter was signed and returned to Lender, (ii) $100,000 is payable on the Closing Date, and (iii) $100,000 is payable on the date occurring six months after the Closing Date; provided, however, that Borrower shall not be obligated to pay the installment of the Closing Fee described in Section 3.2(iii) if on or before the date occurring six months after the Closing Date all Obligations, other than contingent indemnification obligations not then due and payable, have been paid in full, the Commitment has been terminated and this Agreement and the other Financing Agreements have been terminated. Any installment of the Closing Fee that has been paid shall in no event be refundable.

         3.3 Administrative Fee. Borrower shall pay the Administrative Fee to Lender monthly in arrears from the Closing Date until the date all Obligations (other than contingent indemnification obligations not then due and payable) are paid in full, not later than the first day of each calendar month (commencing May 1, 1997) and on the date all such Obligations are paid in full.

         3.4 Unused Line Fee. Borrower shall pay to Lender a nonrefundable line fee on the average daily unused amount of the Revolving Loan Limit, from the Closing Date to but not including the date the Commitment is terminated, calculated for each day at a rate per annum equal to one-half (1/2%) percent per annum, payable quarterly in arrears on the last day of each fiscal quarter (commencing June 30, 1997) and on the date the Commitment is terminated.

         3.5 Fees Earned and Non-Refundable. All fees payable to Lender shall be fully earned when due and non-refundable thereafter, regardless of any subsequent occurrence or contingency even if this Agreement is terminated during any period for which advance payment was made.

         3.6 Payments. Borrower will make each payment under this Agreement, the Registered Note and the other Financing Agreements (other than the Warrant) not later than 1:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to Lender at the Loan Account or at such other place as Lender may designate in writing from time to time. All payments received by Lender after 1:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by Borrower without defense, set-off or counterclaim to Lender. Whenever any payment to be made under any Financing Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, provided that, if any such payment is made by a charge to the Loan Account, such charge may be made by Lender on any day, whether or not a Business Day. Each determination by Lender of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error. Each change in the rate of interest on Revolving Loans shall take effect simultaneously with the corresponding change in the Reference Rate. Notwithstanding any other provision of this Agreement or any other Financing Agreement, interest paid or becoming due hereunder or under the Registered Note shall in no event exceed the maximum rate permitted by applicable law.

         3.7 Charges to the Loan Account. Borrower hereby requests and authorizes Lender to charge Borrower's Loan Account with the amount of all interest, fees, costs, expenses and other Obligations as payment thereof becomes due. Lender is willing and intends to charge the Loan Account for such amounts but reserves the right not to do so at any time for any reason. In such event, Lender may so notify Borrower in writing and demand separate payment of such amount, and the amount so requested shall thereupon be due and payable upon demand.

SECTION 4.          CONDITIONS PRECEDENT

         4.1 Conditions Precedent to the Initial Revolving Loan. Each of the following is a condition precedent to Lender making the initial Revolving Loan hereunder:

                  (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by PNC Bank, National Association of its financing arrangements with Borrower and the termination and release by PNC Bank, National Association of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it, including, but not limited to, (i) Uniform Commercial Code termination statements for all Uniform Commercial Code financing statements previously filed by it or its predecessors, as secured party and Borrower or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of such lender, in form acceptable for recording in the appropriate government office;

                  (b) Lender shall have received, in form and substance satisfactory to Lender, evidence of the payment of all amounts currently due and owing to holders of the Senior Notes (other than the Bank of Boston Note);

                  (c) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid and perfected first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

                  (d) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received (i) a copy of the Certificate of Incorporation of Borrower and any of its Subsidiaries as then in effect, certified by the Secretary of State of the state of its incorporation, (ii) a copy of the By-Laws of Borrower and any of its Subsidiaries, as then in effect, certified by its Secretary or Assistant Secretary, (iii) a copy of resolutions of the Board of Directors of Borrower, authorizing the execution, delivery and performance of this Agreement, the Registered Note, the Warrant, the Registration Agreement and all other Financing Agreements, the issuance of Common Stock to Lender upon the exercise of the Warrant and any and all related matters, certified by its Secretary or Assistant Secretary as of the Closing Date, together with a certificate of the Secretary or Assistant Secretary of Borrower as to the incumbency and signature of the officers of Borrower executing this Agreement and any and all other Financing Agreements or authorized to act hereunder, together with evidence of the incumbency of such Secretary or Assistant Secretary; and such resolutions and certificate shall remain in full force and effect and shall not have been subsequently amended or modified, and (iv) all other information and copies of all documents, including records of requisite corporate action and proceedings, which Lender may request in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authorities;

                  (e) no event shall have occurred or condition exist that may have a Material Adverse Effect;

                  (f) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements;

                  (g) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request;

                  (h) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender;

                  (i) Lender shall have received an executed Officer's Certificate of Borrower, in form and substance satisfactory to Lender, certifying (i) that the representations and warranties contained herein and in the other Financing Agreements are true and correct in all material respects on and as of the date thereof, (ii) that Borrower is in compliance with all of the terms and provisions set forth herein and in the other Financing Agreements,
(iii) that Borrower is then Solvent, (iv) no Default or Event of Default has occurred and is then continuing and (v) as to the Borrowing Base Report attached thereto;

                  (j) Lender shall have received (i) tax, judgment, Uniform Commercial Code and other lien searches satisfactory to Lender for all filing or recording offices in all jurisdictions in which Borrower or any Collateral is located, (ii) a release and satisfaction (in form and substance satisfactory to Lender and its counsel) of all liens, lien notices and pending, threatened or potential lien claims disclosed therein or otherwise known to Borrower or Lender and all obligations secured thereby, except liens permitted pursuant to Section 9.11, (iii) acknowledgment copies of financing statements covering the Collateral and naming Lender as secured party, filed in all such filing offices,
(iv) delivery to Lender in pledge of all notes and other instruments constituting part of the Collateral, and (v) such assurances as may be satisfactory to Lender and its counsel that Lender holds a duly granted, lawful, attached, perfected and enforceable lien on the Collateral as security for all of the Obligations, and that such Collateral is otherwise free and clear of all prior, parity or junior liens except as permitted under this Agreement;

                  (k) There shall be no order, stay, injunction, writ or other judicial or administrative restraint limiting or prohibiting the consummation of any of the financing arrangements contemplated under this Agreement, the repayment of any of the Obligations, or the performance of any obligation of Borrower under any Financing Agreement, and on the Closing Date, there shall be
(i) no litigation, investigation or proceeding (judicial or administrative) pending or overtly threatened against Borrower or any of its Subsidiaries or any of their respective assets, in any manner relating to this Agreement or the financing arrangement contemplated under this Agreement, (ii) no suit, action, investigation or proceeding (judicial or administrative) pending or overtly threatened against Borrower or any of its Subsidiaries or against any of their property which, if adversely determined, could have a Material Adverse Effect and (iii) no suit, action, investigation, proceeding (judicial or administrative) or other enforcement proceeding of any kind shall have been commenced by any holder of a Senior Note against Borrower or any of Borrower's property, and the maturity of any such Senior Note shall not have been accelerated;

                  (l) Borrower shall have delivered to Lender all information necessary for Lender to issue wire transfer instructions on behalf of Borrower for the initial Revolving Loan, including, but not limited to, a Notice of Borrowing and disbursement authorizations in form acceptable to Lender;

                  (m) Borrower shall have executed and delivered to Lender all documents, instruments and agreements which Lender or its counsel may reasonably deem necessary or desirable in order to consummate the lending arrangement contemplated in this Agreement or in order to perform, or to provide reasonable further assurances as to the performance of, any obligation of Borrower under this Agreement or any other Financing Agreement;

                  (n) Borrower shall have prepared, and delivered to Lender, the Projections, in form and substance satisfactory to Lender;

                  (o) Lender shall have received a certificate evidencing the Warrant, substantially in the form of Exhibit D hereto, duly executed by Borrower; and

                  (p) Lender shall have received a Blocked Account Agreement from each Blocked Account bank, in form and substance acceptable to Lender.

         4.2 Conditions Precedent to all Revolving Loans. The obligation of Lender to make any Revolving Loan (including the initial Revolving Loan) is subject to the fulfillment, in a manner satisfactory to Lender, of each of the following conditions precedent:

                  (a) Borrower shall have paid all fees, costs, expenses and taxes then payable by Borrower pursuant to Sections 3 and 9.19 and all other fees, costs and expenses then payable to Lender.

                  (b) The following statements shall be true, and Borrower's delivery of a Notice of Borrowing and its acceptance of the proceeds of such Revolving Loan each shall be deemed to be a representation and warranty of Borrower on the date of such Revolving Loan that (i) the representations and warranties contained in Section 8 and in each other Financing Agreement and certificate or other writing delivered by or on behalf of Borrower to Lender pursuant hereto on or prior to the date for such Revolving Loan are correct on and as of such date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); (ii) no Default or Event of Default has occurred and is continuing on such date or would result from the making of such Revolving Loan; and (iii) the aggregate amount of all Revolving Loans (after giving effect to the making of such Revolving Loan) shall not exceed the Borrowing Base.

                  (c) The making of such Revolving Loan shall not contravene any law, rule or regulation applicable to Lender or any request, guideline or directive of any Governmental Authority, or expose Lender to any risk of liability.

                  (d) Lender shall have received (i) a Notice of Borrowing in accordance with Section 2.1, and (ii) a Borrowing Base Report at least two but not more than five Business Days before the date for the making of such Revolving Loan, certified by the controller or chief financial officer of Borrower.

                  (e) All proceedings in connection with the making of such Revolving Loan and the other transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to Lender and Lender's special counsel, and Lender and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Lender or such special counsel may reasonably request.

SECTION 5.          GRANT OF SECURITY INTEREST

         5.1 To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

                  (a) (i) all Accounts, contract rights, chattel paper, instruments, documents, general intangibles and other obligations of any kind, whether now or hereafter existing, whether now owned or hereafter acquired and whether now or hereafter earned by performance, arising out of or in connection with the sale or lease of goods or the rendering of services; and (ii) all rights now or hereafter existing in and to all credit insurance, guaranties, letters of credit, security agreements, leases and other contracts now or hereafter existing and securing or otherwise relating to any such Accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such Accounts, contract rights, chattel paper, instruments, documents, general intangibles and obligations being hereinafter referred to collectively as the "Receivables", and any and all such credit insurance, guaranties, letters of credit, security agreements, leases and other contracts being hereinafter referred to collectively as the "Related Contracts");

                  (b) all deposit accounts (general or special) with any bank or other financial institution into which any cash, check, note, draft or other similar type of item of payment that constitutes proceeds of any Receivable or Related Contract may be deposited (including, without limitation, all deposit accounts with PNC Bank, National Association, or any successor thereto, into which any cash, check, note, draft or other similar type of item of payment that constitutes proceeds of any Receivable or Related Contract may be deposited, or any successor or replacement account), all funds on deposit in all such accounts, the balance from time to time in all such accounts, all certificates and instruments representing or evidencing any such account, and all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing;

                  (c) the books and records of Borrower relating to any of the foregoing Collateral, including, without limitation, the Records and all customer contracts, sale orders, minute books, ledgers, records, computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence and advertising materials, in each case indicating, summarizing or evidencing such Collateral, together with a non-exclusive license to use the same in the administration and collection of the foregoing Collateral on the terms and conditions set forth in this Agreement; and

                  (d) all products and proceeds of any and all of the foregoing Collateral (including, without limitation, (i) unpaid seller's rights (including all rights of rescission, replevin, reclamation and stopping in transit) with respect to any

Inventory, and all Inventory otherwise returned to, repossessed by or reclaimed by Borrower, and (ii) all payments under insurance (whether or not Lender is the loss payee thereof), any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral), in each case, howsoever Borrower's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

         5.2      Notwithstanding anything to the contrary set forth in Section
5.1 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under Section 9-318 of the Uniform Commercial Code or other applicable law or (b) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).

SECTION 6.          COLLECTION AND ADMINISTRATION

         6.1 Borrower's Loan Account. Lender shall maintain a loan account (the "Loan Account") on its books in which shall be recorded the Revolving Loans and other Obligations and the Collateral, all payments made by or on behalf of Borrower and all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the Loan Account shall be made in accordance with Lender's customary practices as in effect from time to time. The records of Lender shall be conclusive and binding, in the absence of manifest error.

         6.2      Collection of Accounts.

                  (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, each in the form attached hereto as Exhibit G (each, a "Blocked Account Agreement"), providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

                  (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Loan Account. If no Obligations are outstanding, Lender shall remit such payments or other funds to the Operating Account.

                  (c) Borrower and all of its Affiliates, Subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or Person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.2 shall survive the termination or non-renewal of this Agreement.

         6.3 Payments. All Obligations shall be payable to the Loan Account as provided in Section 3.6 or such other place as Lender may designate in writing from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the Loan Account. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.3 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.4 Use of Proceeds. Borrower shall use the proceeds of the Revolving Loans provided by Lender to Borrower hereunder only for (i) repayment of all Indebtedness of Borrower to PNC Bank, National Association, if any (ii) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements, (iii) regularly scheduled payments of principal and interest on Senior Notes and other Indebtedness expressly permitted by Section 9.12, and (iv) general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Revolving Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

         6.5 Lender not Liable. Lender shall have no obligation whatsoever to perform in any respect any contract or obligation of Borrower and shall have no liability whatsoever for any other debt, liability or obligation of Borrower.

SECTION 7.          COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting. Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, credits issued and cash received;
(b) on a monthly basis or more frequently as Lender may request, (i) reports of general ledger chargebacks and (ii) agings of accounts payable; (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, and (ii) copies of shipping and delivery documents; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may request; (e) on a weekly basis or more frequently as Lender may request, a Borrowing Base Report; and (f) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2      Accounts Covenants.

                  (a) Borrower shall notify Lender promptly of: any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof involving Accounts in excess of $50,000, and all material adverse information known to Borrower relating to the financial condition of any account debtor obligated on Accounts in the aggregate of more than $50,000.

No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with the Credit and Collection Policy. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the inventory so returned in such case has a value in excess of $50,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                  (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately deposited in or delivered to a Blocked Account pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with the Credit and Collection Policy, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender or otherwise permitted in accordance with the terms of Section 7.2(a) of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations except where such violation does not adversely affect any of the Accounts, their value, the rights of Lender therein or the ability of Lender to realize thereon, (vi) all documentation relating thereto will be legally sufficient under such laws and regulations and
(vii) all such documentation will be legally enforceable in accordance with its terms.

                  (d) Lender shall have the right at any reasonable time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                  (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

                  (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time a Default or Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any Uniform Commercial Code financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.4 Right to Cure. Lender may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.5 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after three (3) Business Days' prior notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and
(b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours and after three (3) Business Days' prior notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral. Notwithstanding anything to the contrary contained herein, so long as no Event of Default exists or has occurred and is continuing, Lender shall not conduct more than four (4) field examinations of the operations of Borrower at the expense of Borrower, provided, that, Borrower shall only pay such expenses and charges (including the per diem charge) as required under Section 9.19 hereof in connection with such field examinations.

SECTION 8.          REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Revolving Loans to
Borrower:

         8.1 Corporate Existence, Power and Authority; Capitalization; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the other Financing Agreements, the issuance to Lender of the Common Stock and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or, except as set forth on
Schedule 8.7, any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. On the Closing Date after giving effect to the transactions contemplated hereunder to occur on the Closing Date, the authorized Capital Stock of Borrower will consist of the securities described in Part I of Schedule 8.1 hereto. Except for any shares of Common Stock to be issued pursuant to the Warrant, Registration Agreement and as set forth on Part II of Schedule 8.1 hereto, there are no outstanding equity rights with respect to Borrower, nor are there any outstanding obligations of Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of Borrower or any of its Subsidiaries, nor are there any outstanding obligations of Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of Borrower or any of its Subsidiaries or any of their Subsidiaries. After giving effect to the transactions contemplated hereby and in the Financing Agreements and the issuance to Lender of the Warrant, all of the issued and outstanding Capital Stock of Borrower is and will be validly issued, fully paid and non-assessable and free of all liens, pledges and preemptive rights. Borrower does not have any Subsidiaries except as set forth on the Information Certificate.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties or condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement. Borrower has heretofore furnished the Projections to Lender, a copy of which is attached as Schedule 1 hereto. Such Projections were believed at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by Borrower, and have been based on assumptions believed by Borrower to be reasonable at the time made and upon the best information then reasonably available to Borrower.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected liens and security interests in and upon the Collateral of the first priority subject only to the liens indicated on
Schedule 8.4 hereto and liens (junior and subordinate to Lender's lien and security interest, except to the extent the lien of any warehouse to secure storage and other related charges in Inventory stored at such warehouse and constituting Collateral may have priority over the lien and security interest of Lender in such Inventory) expressly permitted under Section 9.11. Borrower has good and marketable title to all properties and assets it owns subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.11.

         8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on Schedule 8.6 or the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge overtly threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge overtly threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower could reasonably be expected to have a Material Adverse Effect.

         8.7 Compliance with Other Agreements and Applicable Laws. Except as set forth on Schedule 8.7, Borrower is not in default in any respect under, or in violation in any respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any Governmental Authority, except in any case where such default, violation or failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         8.8      Environmental Compliance.

                  (a) Except as set forth on Schedule 8.8 hereto, Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in material violation of any applicable Environmental Law or any license, permit, certificate, approval or similar authorization issued to Borrower thereunder and the operations of Borrower comply in all material respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                  (b) Except as set forth on Schedule 8.8 hereto, there is no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person pending or to the best of Borrower's knowledge threatened, with respect to any material non-compliance with or violation of the requirements of any applicable Environmental Law by Borrower, nor to the best of Borrower's knowledge has any such investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person been asserted against any facilities that have received Hazardous Materials generated by Borrower which could reasonably be expected to affect Borrower or its business, operations or assets in any material respect, nor has there been any release, spill or discharge, overtly threatened or actual, of any Hazardous Material on any properties owned, operated or leased by Borrower, or to the best of Borrower's knowledge, releases, spills or discharges from any properties at which Borrower has transported, stored or disposed of any Hazardous Materials, or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental matter which affects Borrower or its business, operations or assets in any material respect.

                  (c) Except as set forth in Schedule 8.8 hereto, to Borrower's knowledge, Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect in each case where the failure to obtain or maintain such licenses, permits, certificates, approvals or similar authorizations could reasonably be expected to have a Material Adverse Effect.

                  (e) Except as set forth in Schedule 8.8 hereto, the Real Property has never been used by Borrower or, to the best knowledge of Borrower, by any prior owner of the Real Property as (i) a dump site for Hazardous Materials or (ii) a storage (whether temporary or permanent) site for Hazardous Materials requiring a permit pursuant to the Resource Conservation and Recovery Act ("RCRA") Section 3005, 42 USC Section 6925 or any comparable state law.

         8.9      Employee Benefits.

                  (a) Except as set forth in Schedule 8.9 hereto, there has been no Termination Event or any other event or condition with respect to any Employee Plan which can reasonably be expected to result in a Termination Event. Except as set forth in Schedule 8.9 hereto, Borrower has not engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates could be subject to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.9(c) hereof.

                  (b) Except as set forth in Schedule 8.9 hereto, no liability to the PBGC has been or is expected by Borrower to be incurred with respect to any Employee Plan or any other employee pension benefit plan subject to Title IV of ERISA maintained by Borrower or any of its ERISA Affiliates within the immediately preceding six years.

                  (c) Except as set forth in Schedule 8.9 hereto, full payment has been made of all amounts which Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each Employee Plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Employee Plan, including any penalty or tax described in Section 8.9(a) hereof.

                  (d) Except as set forth in Schedule 8.9 hereto, Borrower's projected benefit obligation under all Employee Plans, as of December 31, 1996, does not exceed the value of the assets of such plans, determined by accounting requirements under GAAP. Notwithstanding the foregoing, during the period commencing on January 1, 1997 through the Closing Date, to the best of Borrower's knowledge, (i) there has been no material decrease in the assets of any Employee Plan and (ii) neither Borrower nor any of its ERISA Affiliates has entered into any significant acquisition, merger or other transaction or employee pension benefit plan merger which would result in a material increase in the unfunded vested accrued benefit liability of any Employee Plan.

                  (e) Neither Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any Multiemployer Plan that is subject to Title IV of ERISA.

                  (f) The most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to Lender, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status.

         8.10 Bank Accounts. All of the Blocked Accounts, deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule
8.10 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.16 below. Borrower has instructed all obligors to cause all payments in respect of Accounts to be mailed directly to a Blocked Account. As of the Closing Date, the aggregate amount held or otherwise on deposit in all such accounts does not exceed $6,000,000.

         8.11 Dissolution of Santa Fe Plastics Corporation. Borrower has taken, or caused to be taken, all actions and proceedings required to be taken by it to liquidate and dissolve Santa Fe Plastics Corporation, including, but not limited to, appropriate shareholder and board approvals and filings with the state Governmental Authorities in accordance with the certificate of incorporation and by-laws of such company and applicable laws and regulations. No consent from any governmental authority is required to be obtained in connection with such dissolution other than clearance from the California Franchise Tax Board. Borrower has no notice of any facts which would prevent such clearance from being obtained. The liquidation and dissolution of Santa Fe Plastics Corporation does not violate any law or any order or decree of court or governmental instrumentality in any respect and does not and will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other material agreement or instrument to which Borrower or Santa Fe Plastics Corporation is a party or may be bound. No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits the liquidation or dissolution of Santa Fe Plastics Corporation and no governmental action or proceeding has been threatened or commenced, seeking to prevent or in any way limit the liquidation and dissolution of Santa Fe Plastics Corporation. Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of all documents and agreements related to the liquidation and dissolution of Santa Fe Plastics Corporation.

         8.12 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate, and all certificates, reports, statements and other documents furnished to Lender in connection with any Financing Agreement, is true and correct in all material respects on the date as of which such information is dated or certified and taken as a whole does not omit any material fact necessary in order to make such information not misleading on the date as of which such information is dated or certified. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect that has not been fully and accurately disclosed to Lender in writing.

         8.13 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

         8.14 Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by Borrower or any of its Subsidiaries of any Financing Agreement to which it is or will be a party or the issuance to Lender of the Warrant and the Common Stock, other than in connection with the perfection of the security interests created hereunder (i) in respect of Accounts, the filing of a Uniform

Commercial Code financing statement with the Secretary of State of the Commonwealth of Pennsylvania and the Prothonotary of Lancaster County, Pennsylvania,and (ii) in respect of Inventory, the filing of a Uniform Commercial Code financing statement with the Secretary of State of the Commonwealth of Pennsylvania, the Prothontary of Lancaster County, Pennsylvania, the Secretary of State of the State of North Carolina, the County Clerk of Hertford County, North Carolina, the Secretary of State of the State of Kentucky, the County Clerk of Warren County, Kentucky, the Secretary of State of the State of Virginia, and the County Clerk of the City of Suffolk, Virginia, which filings shall be completed by May 1, 1997.

         8.15 Permits, Etc. Borrower and each of its Subsidiaries has all permits, licenses, authorizations and approvals required for it lawfully to own its Property and to operate its business except where failure to obtain such permits, licenses, authorizations or approvals could not reasonably be expected to have a Material Adverse Effect.

         8.16 Financing Statements. Except for Uniform Commercial Code financing statements and filings thereof in favor of Lender, (i) no Uniform Commercial Code financing statement applicable to the Accounts or any of the other Collateral is currently on file in any applicable Uniform Commercial Code filing office in the jurisdiction of the chief executive office of Borrower and
(ii) Borrower has not executed as debtor any Uniform Commercial Code financing statement applicable to the Accounts or any of the other Collateral other than Uniform Commercial Code financing statements naming Borrower as debtor and PNC Bank, National Association, as secured party, which such financing statements are being terminated on the Closing Date.

         8.17     Representations and Warranties Regarding Accounts. As to each
Account:

                  (a) each Account is a valid and binding obligation of the parties thereto, enforceable in accordance with its respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar creditors' rights;

                  (b) each Account has been generated by Borrower in the ordinary course of business or financial affairs of Borrower;

                  (c) each Account represents a true and correct statement of a bona fide Indebtedness incurred by an obligor for goods sold to, or services performed for, such obligor;

                  (d) each Account is owned by Borrower free and clear of any claim of ownership interest by any other Person;

                  (e) no Uniform Commercial Code financing statement or other instrument similar in effect covering any Account, any interest therein or any other Collateral is on file in any recording office except as such may be filed in favor of Lender in accordance with this Agreement;

                  (f) all filings and recordings required to evidence and perfect Lender's first priority security interest in the Collateral have been made and are in full force and effect, including, without limitation, all financing statements required under the provisions of the Uniform Commercial Code of any applicable jurisdiction to be filed or recorded against Borrower, as debtor; and

                  (g) each Account has been originated pursuant to and in accordance with the Credit and Collection Policy.

         8.18 Credit and Collection Policy. The Credit and Collection Policy conforms with industry practice.

SECTION 9.          AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all material permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the certificate of incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         9.2 New Chief Executive Office or Collateral Locations. Borrower may relocate its chief executive office or the location where Records concerning the Collateral are maintained or open any new location within the continental United States, provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended relocation or opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including Uniform Commercial Code financing statements.

         9.3 No Changes. Borrower shall not (i) make any change in the character of its business or in Borrower's Credit and Collection Policy, which change would, in either case, impair the collectibility of any material amount of the Accounts, or otherwise adversely affect the interests or remedies of Lender under this Agreement or any other Financing Agreement or (ii) make any material change in, or fail to comply with, Borrower's Credit and Collection Policy without prior written notification to Lender.

         9.4 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more Uniform Commercial Code financing statements signed only by Lender.

         9.5 Blocked Accounts. (a) Borrower shall (i) instruct all obligors to cause all payments in respect of Accounts to be mailed directly to a Blocked Account; (ii) not suffer or permit any funds other than such payments to be mailed to a Blocked Account or deposited in a Blocked Account; (iii) apply all such payments as provided in this Agreement; (iv) not amend or modify any term of any Blocked Account Agreement or any agreement with respect to the disposition of such payments or any other amounts received by Borrower or the Blocked Account bank without the prior written consent of Lender to such amendment or modification; (v) not add or terminate any Person as a Blocked Account bank from those listed on Schedule 8.10 hereto except as otherwise expressly provided in Section 9.16; and (vi) not make any change in the instructions to its obligors regarding payments to be made to Borrower or payments to be made to any Blocked Account.

                  (b) Borrower agrees that (i) each Blocked Account shall be maintained with a bank that has entered into a Blocked Account Agreement with Lender; (ii) each Blocked Account shall be a segregated account and the funds deposited in such Blocked Account from time to time shall not be commingled with any other funds of Borrower; (iii) each Blocked Account shall be in the name of Borrower in trust for Lender; (iv) the location of each Blocked Account may not be changed without the written consent of Lender; (v) funds deposited into each Blocked Account shall be transferred to the account specified by Lender pursuant to Section 6.2(a) hereof not later than the next Business Day after such funds are deposited in each such Blocked Account; and (vi) each Blocked Account shall be insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by applicable law.

         9.6      Compliance with Laws, Regulations, Etc.

                  (a) Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority, including the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws in each case where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

                  (b) Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all applicable Environmental Laws in all of its operations. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrower shall take prompt and appropriate action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Lender on each such response.

                  (c) Borrower shall give both oral and written notice to Lender promptly upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of any Environmental Law in any material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which has a material affect on Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials or (E) that any lien, security interest, charge or other encumbrance for liability associated with an Environmental Law has been filed by a Governmental Authority against real or personal property of Borrower.

                  (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance with any Environmental Law, Borrower shall, at Lender's reasonable request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

         9.7 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.8 Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance.

         9.9      Financial Statements and Other Information.

                  (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender:

                           (i) within eighteen (18) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Borrower has any Subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month (subject to normal year-end audit adjustments and the absence of notes);

                           (ii) within eighteen (18) days after the end of each fiscal month, a summary of resin prices paid by Borrower during the preceding six months, certified by the chief financial officer of Borrower;

                           (iii) as soon as available and in any event not later than 20 days prior to the beginning of each fiscal year of Borrower, commencing with the fiscal year beginning on January 1, 1998, a copy of the annual operating and capital budgets for Borrower and its Subsidiaries for such fiscal year, detailed by quarter, together with appropriate supporting assumptions in reasonable detail, by each operating entity, each such budget to have been previously approved and adopted by the Board of Directors of Borrower; and

                           (v) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any Subsidiaries, audited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be KPMG Peat Marwick L.L.P. or any other independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which could reasonably be expected to result in any Material Adverse Effect and (ii) the occurrence of any Default or Event of Default.

                  (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the SEC, NYSE, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or subject to Section 13.5 below, to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         9.10 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, directly or indirectly,

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or

                  (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

                      (i) sales of Inventory in the ordinary course of business and the discontinued consumer products business,

                      (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower so long as (A) if an Event of Default has occurred and is continuing, any proceeds are paid to Lender and
(B) such sales do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of Borrower,

                      (iii) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof (other than pursuant to the Warrant or the Registration Agreement), provided, that (A) Lender shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale, (B) Borrower shall not be required to pay any dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not amend or modify any of the terms or conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower with Lender or be more restrictive or burdensome to Borrower than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or Default shall exist or have occurred and be continuing;

                           (iv)     the issuance by Borrower of Capital Stock of
Borrower pursuant to this Agreement, the Warrant or the Registration Agreement;

                           (v)      the issuance by Borrower of Capital Stock of
Borrower pursuant to the existing employee stock option plans, director stock purchase plans or employee stock bonus plans (as each is in effect on the date hereof), whether to existing employees or new employees that receive the benefit of such plans;

                           (vi)     the issuance by Borrower of Capital Stock of
Borrower pursuant to the exercise by the holders of the Class B Cumulative Convertible Preferred Stock, Series D of Borrower of the right to convert such preferred stock to common stock of Borrower; provided, that, in no event shall Borrower be required to make any payment in connection with or as a result of such conversion;

                           (vii)    the grant by Borrower of a license to a
Person other than an Affiliate for the use of any trademarks, patents or other intellectual property rights, provided, that, as to each and all of such licenses, each of the following conditions is satisfied, (A) at the time of the grant of the license and after giving effect thereto, no Event of Default or Default shall exist or have occurred and be continuing, (B) the rights of such licensee in the trademarks, patents or other intellectual property subject to such license shall be subject and subordinate in all respects to the rights of Lender therein, (C) Lender shall have approved the terms and conditions of such license prior to the execution and delivery of the applicable license agreement, which consent shall not be unreasonably withheld or delayed and (D) Lender shall have received true, correct and complete copies of the executed license agreement, promptly after the execution thereof, which shall contain the terms and conditions approved by Lender; or

                           (viii)   the licenses with respect to intellectual
property listed on Schedule 9.10 hereto; or

                  (c)      form or acquire any Subsidiaries; or

                  (d)      wind up, liquidate or dissolve; or

                  (e) agree to do any of the foregoing.

         9.11 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

                  (a) the liens and security interests of Lender;

                  (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been established on its books;

                  (c) mechanics, materialmen, warehousemen, carriers and other non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

                  (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property that are incurred in the ordinary course of business which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

                  (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $1,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

                  (f) liens arising in connection with judgments for the payment of money in an amount not to exceed $250,000 in any one case or $500,000 in the aggregate (other than a judgment in the L.A. Lease Litigation) or a lien arising in connection with a judgment for the payment of money in an amount not to exceed $500,000 in the L.A. Lease Litigation; provided, that, as to any of such liens, (i) the judgment or other court order giving rise to such lien is being contested in good faith by appropriate proceedings diligently pursued and available to Borrower prior to the commencement of foreclosure or other similar proceedings, (ii) execution thereon is at all times effectively stayed and (iii) an adequate reserve for such Indebtedness has been established on Borrower's books;

                  (g) cash deposits or liens on assets other than Collateral made in the ordinary course of the business of Borrower to the extent required in connection with workers' compensation, unemployment insurance, social security and other similar laws consistent with the current practices of Borrower as of the date hereof;

              (h) cash deposits or liens on assets other than Collateral to secure the performance of tenders, contracts (other than contracts for the payment of money) or leases, or surety and appeal bonds, in each case incurred in the ordinary course of business consistent with the current practices of Borrower as of the date hereof;

              (i) the security interests and liens set forth on Schedule 8.4 hereto; and

              (j) non-statutory liens granted in favor of the PBGC to secure liabilities that would be incurred under Title IV of ERISA in the event of termination of an Employee Plan, provided that Lender has given its prior written consent to the granting of any such non-statutory lien.

         9.12 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or Indebtedness, except:

              (a) the Obligations;

              (b) trade obligations, obligations to employees under employment contracts, and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

              (c) purchase money Indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

              (d) operating leases of Equipment in the ordinary course of the business of Borrower;

              (e) Indebtedness with respect to the Employee Plans, not arising as a result of a Termination Event, that is incurred to obtain the PBGC's forbearance in connection with the refinancing of the Senior Notes, provided that Lender has given its prior written consent to such Indebtedness;

              (f) obligations to pay dividends in respect of the Capital Stock of Borrower consisting of the Class B Cumulative Convertible Preferred Stock, Series D; provided, that, Borrower shall not make, and shall not be required to make, any payments in respect of such dividends; and

              (g) Indebtedness of Borrower existing on the date hereof set forth on Schedule 9.12 hereto, provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof (or as amended to the extent permitted herein), (ii) Borrower shall not, directly, or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, except that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel a portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to release any of the liens or security interests in any assets and properties of Borrower, or to make any covenants contained therein less restrictive or burdensome as to Borrower or otherwise more favorable to Borrower, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except to the extent permitted under clause (i) above), and (iii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.13 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in cash or Cash Equivalents; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrower shall, take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) loans and advances by Borrower to employees of Borrower not to exceed the principal amount of $400,000 in the aggregate at any time outstanding for: reasonable and necessary work-related travel or other ordinary business expenses to be incurred by such employees in connection with their work for Borrower and reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees); (d) advances by Borrower (x) described in
Schedule 9.13 hereto and (y) after the date hereof in the ordinary course of the business of Borrower consistent with current practices as of the date hereof on behalf of customers of Borrower other than Affiliates to purchase molds and other tooling to be used by Borrower in the production of Inventory on behalf of such customer, provided, that, (i) as of the date of each such advance and after giving effect thereto, no Event of Default or Default shall exist or have occurred and be continuing, (ii) Borrower shall report the outstanding amount of such advances monthly as of the end of the immediately preceding month or more frequently and as of such date as Lender may from time to time request, (iii) in no event shall, at any time, the aggregate outstanding amount of such advances exceed $750,000 and (iv) the indebtedness arising pursuant to such advances is not, and shall not be, evidenced by any promissory note or other instrument, unless the original of such note or other instrument is immediately delivered to, duly endorsed and assigned in a manner acceptable to Lender by Borrower; (e) the loans, advances and guarantees existing as of the date hereof set forth on
Schedule 9.13 hereto; provided, that, as to such loans, advances and guarantees,
(i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other Indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.14 Dividends and Redemptions. Except as permitted by this Agreement, the Warrant or the Registration Agreement, Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

         9.15 Transactions with Affiliates. Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any employee or any officer, shareholder, director or any other Affiliate, except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business and except for consulting fees payable to Lehman Brothers, so long as such fees are fair and commercially reasonable and no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person.

         9.16 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any lockbox, deposit account, investment account or any other account with any bank or other financial institution, other than the accounts set forth in Schedule 8.10 hereto, except: (a) as to any new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender, provided that (i) the aggregate amount held or otherwise on deposit in the accounts referred to in clauses (a) and (b) hereof may not exceed $100,000 at any time outstanding, and (ii) the aggregate amount held or otherwise on deposit in all accounts maintained by or on behalf of Borrower shall not exceed $4,000,000 if at such time any Revolving Loan is outstanding.

         9.17 Compliance with ERISA.

              (a) Except as set forth on Schedule 8.9, Borrower shall not with respect to any Employee Plans: (i) terminate any such plan so as to incur any liability to the PBGC established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any such plan or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such plan, (v) allow or suffer to exist any occurrence of a Reportable Event or any other event or condition which presents a material risk of termination by the PBGC of any such plan that is a single employer plan, which termination could result in any liability to the PBGC or (vi) incur any withdrawal liability with respect to any Multiemployer Plan.

              (b) Borrower shall furnish to Lender (A) as soon as possible and in any event (x) within 30 days after Borrower knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Employee Plan has occurred, (y) within 10 Business Days after Borrower knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or (z) within 10 Business Days after Borrower knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to an Employee Plan, a statement of the chief financial officer of Borrower setting forth the details of such occurrence and the action, if any, which Borrower proposes to take with respect thereto, (B) promptly and in any event within two Business Days after receipt thereof by Borrower from the PBGC, copies of each notice received by Borrower of the PBGC's intention to terminate any Employee Plan or to have a trustee appointed to administer any Employee Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan, (D) promptly and in any event within 10 Business Days after Borrower knows or has reason to know that a required installment within the meaning of Section 412 of the Code has not been made when due with respect to an Employee Plan, a statement of the chief financial officer of Borrower setting forth such fact, (E) promptly and in any event within 10 Business Days after receipt thereof by Borrower from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by Borrower concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after Borrower or any of its ERISA Affiliates sends notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act) to employees, copies of each such notice sent by Borrower or any of its ERISA Affiliates.

              (c) As used in this Section 9.17, the term "accumulated funding deficiency" shall have the meaning assigned to it in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

         9.18 Minimum EBITDA. Borrower shall not permit the EBITDA of Borrower at any time to be less than $2,500,000 for the immediately preceding three (3) month period.

         9.19 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof (including reasonable legal fees, costs and expenses), including: (a) all costs and expenses of filing, searching or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, together with Lender's customary charges and fees with respect thereto; (c) reasonable costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (e) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; and (f) the reasonable fees and disbursements of Schulte Roth & Zabel LLP, local counsel for Lender, and any other counsel (including legal assistants) to Lender in connection with any of the foregoing.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

              (a) (i) Borrower shall fail to pay any principal of any Revolving Loan or any Registered Note when due hereunder (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) Borrower shall fail to pay, within three (3) Business Days after the due date thereof, any interest on any Registered Note or any fee or other Obligation when due hereunder or under any other Financing Agreements, (iii) Borrower or any Obligor fails to perform any of the covenants contained in Sections 7.1, 7.2, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.9, and 9.17 of this Agreement and such failure shall continue for ten (10) Business Days; provided, that, such ten (10) Business Day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) Business Days period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of Borrower or any Obligor of any such covenant or (iv) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i), 10.1(a)(ii) and 10.1(a)(iii) above;

              (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, any other Financing Agreement or any other agreement, schedule, confirmatory assignment, certificate or otherwise shall when made or deemed made be false or misleading in any material respect;

              (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such Person in favor of Lender;

              (d) any judgment (other than a judgment in the L.A. Lease Litigation) for the payment of money is rendered against Borrower or any Obligor in excess of $250,000 in any one case or in excess of $500,000 in the aggregate or any judgment in the L.A. Lease Litigation for the payment of money is rendered against Borrower in excess of $500,000 and any of such judgments shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

              (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

              (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

              (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

              (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

              (i) Borrower or any Obligor shall fail to pay any Indebtedness (excluding Indebtedness evidenced by the Registered Notes and the Bank of Boston
Note) in an aggregate amount in excess of $750,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) any other default under any agreement or instrument relating to any such Indebtedness (excluding the Senior Notes), or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness (including, without limitation, any Senior Note) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof, or any holder of any such Indebtedness shall take any enforcement action with respect to such Indebtedness; or (iv) Borrower or any Obligor shall default under any other material contract, lease (other than the lease with respect to the premises of Borrower at 1840 Century Park East, Los Angeles, California), license or other obligation to any Person other than Lender, or any other event shall occur and shall continue, after the applicable grace period, if any, specified in such contract, lease, license or other obligation, if the effect of such default or event is to permit the other party thereto to terminate or cancel such contract, lease, license or other obligation;

              (j) the indictment or overtly threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or overtly threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor and such property is material to the operations of Borrower;

              (k) there shall be any event or litigation pending or overtly threatened which has or (in Lender's good faith opinion) could reasonably be expected to have a Material Adverse Effect;

              (l) there shall be an Event of Default under and as defined in any of the other Financing Agreements;

              (m) Borrower or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, Borrower or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $250,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, Borrower's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $250,000;

              (n) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to Borrower by Lender, (i) such Termination Event (if correctable) shall not have been corrected, (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $250,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the withdrawal of an employer treated as a "substantial employer" under Section 4062(e) of ERISA, the withdrawing employer's proportionate share of such excess shall exceed such amount), and (iii) notwithstanding the provisions of this Section 10.1(n)(i) and (ii), to the extent that any event or transaction constitutes a Termination Event solely because such event causes Borrower or any of its ERISA Affiliates to incur liability under Sections 409, 502(i), 502(l), 4201, 4204, or 4212 of ERISA or Sections 4971 or 4975 of the Code, such Termination Event shall not be an Event of Default unless Borrower or any ERISA Affiliates, where appropriate, shall be obligated to pay when due under such Sections of ERISA and the Code in any calendar year an amount in excess of $250,000;

              (o) this Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail to constitute or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on or security interest in any Collateral purported to be covered thereby; or

              (p) any provision of any Financing Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or any Obligor, or a proceeding shall be commenced by any such Person or by any Governmental Authority or other regulatory body having jurisdiction over such Person, seeking to establish the invalidity or unenforceability thereof, or Borrower or any Obligor shall deny that it has any liability or obligation purported to be created under any Financing Agreement.

         10.2 Remedies.

              (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

              (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower, (vii) terminate the Commitment (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and (h), the Commitment shall automatically and immediately terminate), and/or (viii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

              (c) Lender shall apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

SECTION 11. ISSUANCE OF EQUITY INTERESTS TO LENDER

         11.1 Authorization and Issuance of Capital Stock. Borrower has authorized: (a) the issuance of the Warrant and the certificate evidencing such Warrant; and (b) the issuance of such number of shares of Common Stock as shall be necessary to permit Borrower to comply with its obligations to issue the shares of Common Stock required by the Warrant.

         11.2 Securities Act Matters. (a) Lender warrants to Borrower that:

                        (i) Lender is acquiring the Warrant and the Common Stock specified in Section 11.1 hereunder for its own account, without a view to the distribution thereof, all without prejudice, however, to the right of Lender at any time, in accordance with this Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrant or Common Stock held by it.

                        (ii) Lender is an "accredited investor" within the meaning of Regulation D under the Securities Act.

              (b) Borrower represents and warrants to Lender that:

                        (i) Assuming the truth and accuracy of Lender's representations and warranties contained in the preceding paragraph, the issuance of the Warrant and the shares of Capital Stock pursuant to the Warrant are exempt from the registration and prospectus delivery requirements of the Securities Act.

                        (ii) All stock and securities of Borrower heretofore issued and sold by Borrower were, and all securities of Borrower issued and sold by Borrower on and after the date hereof are or will be issued and sold in accordance with, or are or will be exempt from, the registration and prospectus delivery requirements of the Securities Act.

                        (iii) Borrower agrees that neither Borrower nor any Person acting on its behalf has offered or will offer the Warrant or Common Stock specified in Section 11.1 or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of such Warrant and Common Stock hereunder within the provisions of the registration and prospectus delivery requirements of the Securities Act.

         11.3 Certain Taxes. Borrower shall pay all taxes (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrant and Common Stock specified in Section 11.1 hereunder or in connection with any modification of this Agreement and shall hold Lender harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of Borrower under this Section 11.3 shall survive any redemption, repurchase or acquisition of such Warrant and Common Stock by Borrower and any termination of this Agreement. The parties hereto agree that, for income tax purposes, the purchase price to be attributed to the Warrant issued to Lender hereunder on the date hereof is $100,000.

         11.4 Cancellation and Issuance. If Lender assigns or otherwise transfers all or any part of the Revolving Loans (including by selling participations therein) to any

Person, Lender may request (upon 10 days' prior notice to Borrower) that (a) a number of Warrants held by Lender be canceled on the date of such assignment and transfer and (b) a like number of Warrants be issued by Borrower to the Person to whom the Revolving Loans are being assigned or otherwise transferred. Upon the date specified in such request:

                        (i) Borrower shall issue, and Lender shall surrender (or cause to be surrendered) for cancellation, such number of Warrants as aforesaid, provided that such issuance shall not violate the Securities Act or any applicable state securities laws;

                        (ii) Borrower will deliver to each Person that receives a certificate for Warrants a favorable legal opinion from counsel to Borrower reasonably acceptable to such Person, in substantially the form and covering the matters set forth in the opinion of counsel to Borrower (to the extent relating to the Warrants) delivered to Lender on the Closing Date;

                        (iii) each Person that receives a certificate for Warrants will deliver a certificate to Borrower affirming the representations and warranties contained in the first paragraph of
         Section 11.2 hereof as of such date; and

                        (iv) Borrower will deliver a certificate to each Person that receives a certificate for Warrants affirming the representations and warranties contained in the second paragraph of Section 11.2 hereof as of such date.

SECTION 12. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         12.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

              (a) The validity, interpretation and enforcement of this Agreement, the Registered Note and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

              (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

              (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed ten
(10) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

              (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT, THE REGISTERED NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

              (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         12.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein.

No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         12.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments and modifications, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         12.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         12.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, except for any such losses, claims, liabilities, cost or expenses resulting from the gross negligence or willful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Notwithstanding the exclusion set forth in the immediately preceding sentence, Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them arising out of, or in any manner related to, any action, suit or proceeding commenced by any holder of the Senior Notes, or any representative thereof, in connection with this Agreement, the other Financing Agreements or the transactions contemplated hereby or thereby. In no event shall Lender be responsible or liable to Borrower or any other Person for any consequential or incidental damages that may be alleged as a result of this Agreement, the other Financing Agreements and the transactions contemplated hereby and thereby. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

         13.1 Term.

              (a) This Agreement and the other Financing Agreements (other than the Warrant and the Registration Agreement) shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect until the payment in full of all Obligations.

              (b) In addition, Lender shall have the right to terminate this Agreement and the other Financing Agreements at any time upon the occurrence of a Change of Control. Borrower shall give Lender notice of any Change of Control on the later of (x) the tenth (10th) Business Day prior to such Change of Control or (y) the first Business Day after Borrower has any notice of such Change of Control.

              (c) On the earlier to occur of (i) the termination of this Agreement and the other Financing Agreements and (ii) the Maturity Date, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any Obligations (including, without limitation, Obligations arising under Sections 9.19, 12.5 and 13.1(e) hereof), including checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment and the indemnification obligations of Borrower to Lender under Sections 12.5 and 13.1(e) hereof, provided, that, as to such indemnification obligations Borrower shall only be required to provide cash collateral in respect of any matters or circumstances known at the time of the termination of the Financing Agreements and the payment to Lender of the Obligations which Lender determines could reasonably be expected to result in liability of Borrower pursuant to such indemnification obligations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

              (d) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

              (e) On the earlier to occur of (i) the termination of this Agreement and the other Financing Agreements and (ii) the Maturity Date, Borrower shall pay to Lender a fee (the "Exit Fee") in the amount of $47,367.50, plus the amount by which the Purchase Price (as such term is defined in the Warrant) exceeds $47,367.50; provided, however, that if Lender has not exercised the Warrant on or before such date, Borrower shall pay Lender the Exit Fee upon exercise of the Warrant. Borrower's obligations under this Section 13.1(e) shall survive the termination or non-renewal of this Agreement.

         13.2 Notices. Except as otherwise expressly provided herein, all notices, requests and demands hereunder shall be in writing and made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         13.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         13.4 Successors.

              (a) This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein or any interest herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the Registered Note and the other Financing Agreements (a) to any of its present and future Subsidiaries or Affiliates or (b) to any participant or (c) upon the merger, consolidation, sale, transfer or other disposition of all or any substantial portion of its business, loan portfolio or other assets or (d) at any time after an Event of Default shall exist or have occurred. In addition, Lender may assign, or sell participations in, all or any part of the Revolving Loans and the Registered Note or any other interest herein to another financial institution or other Person, in which event the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were Lender hereunder and under the Registered Note, except as otherwise provided by the terms of such assignment or participation. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Lender will not assign its rights hereunder to any Person engaged in the manufacture and sale of plastic products who competes with Borrower. Lender may, in connection with any such assignment or participation or as may be required by law or any Governmental Authority, disclose any public and non-public information relating to Borrower and its Subsidiaries furnished by or on behalf of Borrower or its Subsidiary or any of their Affiliates to Lender.

              (b) Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of Lender as the registered owner of each Revolving Loan held by Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and the Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Borrower shall treat the Person in whose name such Revolving Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

              (c) In the event that Lender sells participations in any Registered Loan, Lender shall, as Borrower's agent, maintain a register on which it enters the name of all participants in such Registered Loan (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

              (d) Any foreign Person who purchases or is assigned or participates in any portion of the Revolving Loans shall provide Borrower (in the case of a purchase or assignment) or Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Revolving Loans.

         13.5 Confidentiality.

              (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrower to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 13.5, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

              (b) In no event shall this Section 13.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 13.5 or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrower, (iii) to require Lender to return any materials furnished by Borrower to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 13.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

         13.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         13.7 Records. The unpaid principal of and interest on the Registered Note, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, and accrued and unpaid fees shall at all times be ascertained from the records of Lender, which shall be conclusive and binding absent manifest error.

         13.8 Acknowledgments. Borrower hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents;

              (b) Lender has no fiduciary relationship with Borrower, and the relationship between Lender, on the one hand, and Borrower, on the other hand, is solely that of creditor and debtor; and

              (c) no joint venture exists between Lender and Borrower.



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                               BORROWER
------                               --------

MADELEINE L.L.C.                     KERR GROUP, INC.

By: /s/ Kevin Genda                  By: /s/ D. Gordon Strickland
   -------------------------         ----------------------------

Title: Vice President                Title: President & Chief Executive Officer
       --------------                       -----------------------------------

Address:                             Chief Executive Office:
-------                              ----------------------

450 Park Avenue, 28th Floor          500 New Holland Avenue
New York, New York 10022             Lancaster, Pennsylvania 17602-2104




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